Hillman Reports Fourth Quarter and Record Full Year 2025 Results; Provides 2026 Guidance
Full Year 2025 Net Sales increased 5.4% to a record $1.55 billion
Midpoint of 2026 Net Sales guidance reflects an increase of 6.3% versus 2025
CINCINNATI, February 17, 2026 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware-related products and merchandising solutions, reported financial results for the thirteen and fifty-two weeks ended December 27, 2025.
Fourth Quarter 2025 Highlights (Thirteen Weeks Ended December 27, 2025)
•Net sales increased 4.5% to $365.1 million versus Q4 2024
•Net income totaled $1.6 million, or $0.01 per diluted share, compared to net loss of $(1.2) million, or $(0.01) per diluted share, in the prior year quarter
•Adjusted diluted EPS1 was $0.10 per diluted share compared to $0.10 per diluted share in the prior year quarter
•Adjusted EBITDA1 increased 2.3% to $57.5 million versus Q4 2024
Full Year 2025 Highlights (Fifty-Two Weeks Ended December 27, 2025)
•Net sales increased 5.4% to a record $1.55 billion versus 2024
•Net income totaled $40.3 million, or $0.20 per diluted share, compared to net loss of $17.3 million, or $0.09 per diluted share, in 2024
•Adjusted diluted EPS1 was $0.58 per diluted share, compared to $0.49 per diluted share in 2024
•Adjusted EBITDA1 increased 13.9% to $275.3 million versus 2024
•Net cash provided by operating activities totaled $105.2 million compared to $183.3 million in 2024
•Free Cash Flow1 totaled $35.1 million compared to $98.1 million in 2024
•Hillman repurchased approximately 1.4 million shares of its common stock at an average price of $9.07 per share, totaling $12.4 million
Balance Sheet and Liquidity at December 27, 2025
•Gross debt decreased to $693.1 million from $718.6 million at December 30, 2024
•Net debt1 decreased to $665.8 million from $674.0 million at December 30, 2024

•Liquidity available totaled $306 million, consisting of $279 million of available borrowing under the revolving credit facility and $27 million of cash and equivalents
•Net debt1 to trailing twelve month Adjusted EBITDA improved to 2.4x times from 2.8x at December 30, 2024
Management Commentary
Jon Michael Adinolfi, Hillman's chief executive officer commented: “During 2025, we successfully managed the dynamic tariff environment while driving record top and bottom line results. The Hillman team did a great job this year taking care of our long standing partners and winning new business.
"We continued prudent investing into growth opportunities during year, including our MinuteKey 3.5 fleet, which we expect to generate healthy returns on invested capital during 2026 and beyond.
"Looking to 2026, we are confident we will grow both our top and bottom line, while we seek strategic opportunities to grow via M&A and expand our leading market share position. We remain focused on driving value for shareholders during 2026 and beyond."

Full Year 2026 Guidance
Hillman has provided the following guidance based on its current view of the market and its performance expectations during fiscal 2026.

Full Year 2026 Guidance
Net Sales	$1.600 to $1.700 billion
Adjusted EBITDA[1]	$275 to $285 million
Free Cash Flow[1]	$100 to $120 million
1.Adjusted EBITDA, Adjusted Diluted EPS, Net Debt, and Free Cash Flow are non-GAAP financial measures. Refer to the "Reconciliation of Adjusted EBITDA”, "Reconciliation of Adjusted Earnings per Share", "Reconciliation of Net Debt" and "Reconciliation of Free Cash Flow" sections of this press release for additional information as well as reconciliations between the company’s GAAP and non-GAAP financial results

Fourth Quarter and Full Year 2025 Results Presentation
Hillman plans to host a conference call and webcast presentation today, February 17, 2026, at 8:30 a.m. Eastern Time to discuss its results and guidance. Chief Executive Officer Jon Michael Adinolfi and Chief Financial Officer Rocky Kraft will host the results presentation.
Date: Today, February 17, 2026
Time: 8:30 am Eastern Time
Listen-only Webcast: https://edge.media-server.com/mmc/p/3tnsam2j
A webcast replay will be available approximately one hour after the conclusion of the call using the Audio-Only Webcast link above.
Hillman’s earnings release and results presentation are expected to be filed with the SEC and posted to its website, https://ir.hillmangroup.com, before the webcast presentation begins, with the 10-K being filed and posted subsequent to the call.
About Hillman Solutions Corp.
Hillman Solutions Corp. (“Hillman”) is a leading provider of hardware-related products and merchandising solutions to home improvement, hardware, and farm and fleet retailers across North America. Renowned for its commitment to customer service, Hillman has differentiated itself with its competitive moat built on direct-to-store shipping, a dedicated in-store sales and service team of over 1,200 professionals, and over 60 years of product and industry experience. Hillman’s extensive portfolio includes hardware solutions (fasteners, screws, nuts and bolts), protective solutions (work gloves, jobsite storage and protective gear), and robotic and digital solutions (key duplication and tag engraving). Leveraging its world-class distribution network, Hillman regularly earns vendor of the year recognition from top customers. For more information on Hillman, visit www.hillman.com.
Forward Looking Statements
You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including tariffs, raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) the ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) adverse changes in currency exchange rates; or (10) regulatory changes and potential legislation that could adversely impact financial results.. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 27, 2025. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.
Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
Contact:
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Net Income, GAAP Basis
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended December 27, 2025	Thirteen Weeks Ended December 28, 2024	Fifty-two Weeks Ended December 27, 2025	Fifty-two Weeks Ended December 28, 2024
Net sales	$365,139	$349,562	$1,552,224	$1,472,595
Cost of sales (exclusive of depreciation and amortization shown separately below)	191,419	182,885	795,875	764,691
Selling, warehouse, general and administrative expenses	120,899	118,722	502,000	488,702
Depreciation	20,527	18,183	79,870	68,766
Amortization	15,295	15,417	61,232	61,274
Other expense (income), net	266	358	(722)	361
Income from operations	16,733	13,997	113,969	88,801
Interest expense, net	13,423	14,925	56,467	59,241
Refinancing costs	—	—	906	3,008
Income (loss) before income taxes	3,310	(928)	56,596	26,552
Income tax expense	1,712	294	16,291	9,297
Net income (loss)	$1,598	$(1,222)	$40,305	$17,255

Basic income (loss) per share	$0.01	$(0.01)	$0.20	$0.09
Weighted average basic shares outstanding	197,167	196,689	197,451	196,108

Diluted income (loss) per share	$0.01	$(0.01)	$0.20	$0.09
Weighted average diluted shares outstanding	199,552	196,689	199,480	198,915

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	December 27, 2025	December 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$27,276	$44,510
Accounts receivable, net of allowances of $1,944 ($2,827 - 2024)	114,926	109,788
Inventories, net	485,938	403,673
Other current assets	18,342	15,213
Total current assets	646,482	573,184
Property and equipment, net of accumulated depreciation of $428,726 ($376,150 - 2024)	231,482	224,174
Goodwill	830,747	828,553
Other intangibles, net of accumulated amortization of $592,748 ($530,398 - 2024)	546,171	605,859
Operating lease right of use assets	75,152	81,708
Other assets	26,160	17,025
Total assets	$2,356,194	$2,330,503
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$141,662	$139,057
Current portion of debt and finance lease obligations	14,830	12,975
Current portion of operating lease liabilities	17,947	16,850
Accrued expenses:
Salaries and wages	35,790	34,977
Pricing allowances	8,098	7,651
Income and other taxes	9,466	10,377
Other accrued expenses	29,766	31,843
Total current liabilities	257,559	253,730
Long-term debt	668,337	691,726
Deferred tax liabilities	131,870	124,611
Operating lease liabilities	63,459	71,474
Other non-current liabilities	6,462	6,591
Total liabilities	1,127,687	1,148,132
Commitments and Contingencies
Stockholders' equity:
Common stock, 0.0001 par, 500,000,000 shares authorized, 197,857,100 and 196,487,532 issued and outstanding at December 27, 2025, respectively and 196,705,710 issued and outstanding at December 28, 2024.	20	20
Treasury stock, at cost, 1,369,568 shares at December 27, 2025	(12,423)	—
Additional paid-in capital	1,457,422	1,442,958
Accumulated deficit	(178,646)	(218,951)
Accumulated other comprehensive loss	(37,866)	(41,656)
Total stockholders' equity	1,228,507	1,182,371
Total liabilities and stockholders' equity	$2,356,194	$2,330,503

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Year Ended December 27, 2025	Year Ended December 28, 2024
Cash flows from operating activities:
Net income	$40,305	$17,255
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	141,102	130,040
Gain on dispositions of property and equipment	73	56
Deferred income taxes	4,717	(5,038)
Deferred financing and original issue discount amortization	5,021	5,065
Loss on debt restructuring, net of third party fees paid	906	3,008
Cash paid to third parties in connection with debt restructuring	(906)	(1,554)
Stock-based compensation expense	14,246	13,463
Customer bankruptcy reserve	—	8,640
Change in fair value of contingent consideration	(240)	228
Changes in operating items:
Accounts receivable, net	(4,121)	(4,545)
Inventories, net	(79,432)	8,710
Other assets	(14,980)	(6,004)
Accounts payable	1,689	(7,784)
Accrued salaries and wages	711	12,707
Other accrued liabilities	(3,906)	9,089
Net cash provided by operating activities	105,185	183,336
Cash flows from investing activities:
Acquisition of business, net of cash received	—	(57,900)
Capital expenditures	(70,100)	(85,219)
Other investing activities	(251)	(278)
Net cash used for investing activities	(70,351)	(143,397)
Cash flows from financing activities:
Repayments of senior term loans	(8,512)	(106,383)
Borrowings of revolving credit loans	131,000	177,000
Repayments of revolving credit loans	(157,000)	(115,000)
Repurchases of common stock	(12,423)	—
Financing fees	—	(33)
Principal payments under finance lease obligations	(5,683)	(3,682)
Proceeds from exercise of stock options	1,207	9,657
Payments of contingent consideration	(265)	(260)
Other financing activities	(544)	(567)
Net cash used for financing activities	(52,220)	(39,268)
Effect of exchange rate changes on cash	152	5,286
Net (decrease) increase in cash and cash equivalents	(17,234)	5,957
Cash and cash equivalents at beginning of period	44,510	38,553
Cash and cash equivalents at end of period	$27,276	$44,510

HILLMAN SOLUTIONS CORP.
Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Non-GAAP financial measures such as consolidated adjusted EBITDA and Adjusted Diluted Earnings per Share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business, nor reflect the Company’s underlying business performance.
Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses, as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended December 27, 2025	Thirteen Weeks Ended December 28, 2024	Fifty-two Weeks Ended December 27, 2025	Fifty-two Weeks Ended December 28, 2024
Net income (loss)	$1,598	$(1,222)	$40,305	$17,255
Income tax expense	1,712	294	16,291	9,297
Interest expense, net	13,423	14,925	56,467	59,241
Depreciation	20,527	18,183	79,870	68,766
Amortization	15,295	15,417	61,232	61,274
EBITDA	$52,555	$47,597	$254,165	$215,833

Stock compensation expense	3,507	3,721	14,246	13,463
Restructuring and other costs (1)	1,198	(214)	4,058	2,978
Litigation expense (2)	—	5,000	1,950	5,000
Transaction and integration expense (3)	17	250	232	1,243
Change in fair value of contingent consideration	260	(85)	(240)	228
Refinancing charges(4)	—	—	906	3,008
Total adjusting items	$4,982	$8,672	$21,152	$25,920
Adjusted EBITDA	$57,537	$56,269	$275,317	$241,753
(1)Restructuring and other costs includes consulting and other costs associated with severance related to our distribution center relocations and corporate restructuring activities. 2024 includes costs associated with the Cybersecurity Incident that occurred in May 2023.
(2)Litigation expense includes an accrual for the tentative settlement of a California wage-hour class action / Private Attorneys General Act (PAGA) claim in 2025 along with a settlement and legal fees paid in association with a dispute with a kiosk development partner in 2024.
(3)Transaction and integration expense includes professional fees and other costs related to acquisition activity, including without limitation the Koch Industries, Inc. and Intex DIY, Inc acquisitions.
(4)In the first quarters of 2025 and 2024, we entered into a Repricing Amendment (2025 Repricing Amendment and 2024 Repricing Amendment) on our existing Senior Term Loan due July 14, 2028.

Reconciliation of Adjusted Diluted EPS
(in thousands, except per share data)
Unaudited

We define Adjusted Diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that Adjusted Diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to Adjusted Diluted EPS from continuing operations:

	Thirteen Weeks Ended December 27, 2025	Thirteen Weeks Ended December 28, 2024	Fifty-two Weeks Ended December 27, 2025	Fifty-two Weeks Ended December 28, 2024
Reconciliation to Adjusted Net Income
Net Income (Loss)	$1,598	$(1,222)	$40,305	$17,255
Remove adjusting items (1)	4,982	8,672	21,152	25,920
Remove amortization expense	15,295	15,417	61,232	61,274
Remove tax benefit on adjusting items and amortization expense (2)	(1,867)	(2,301)	(6,730)	(7,230)
Adjusted Net Income	$20,008	$20,566	$115,959	$97,219

Reconciliation to Adjusted Diluted Earnings per Share
Diluted Earnings per Share	$0.01	$(0.01)	$0.20	$0.09
Remove adjusting items (1)	0.02	0.04	0.11	0.13
Remove amortization expense	0.08	0.08	0.31	0.31
Remove tax benefit on adjusting items and amortization expense (2)	(0.01)	(0.01)	(0.03)	(0.04)
Adjusted Diluted Earnings per Share	$0.10	$0.10	$0.58	$0.49

Reconciliation to Adjusted Diluted Shares Outstanding
Diluted Shares, as reported	199,552	196,689	199,480	198,915
Non-GAAP dilution adjustments
Dilutive effect of stock options and awards (3)	—	3,860	—	—
Adjusted Diluted Shares	199,552	200,549	199,480	198,915
Note: Adjusted EPS may not add due to rounding.
(1)Please refer to "Reconciliation of Adjusted EBITDA" table above for additional information on adjusting items. See "Per share impact of Adjusting Items" table below for the per share impact of each adjustment
(2)We have calculated the income tax effect of the non-GAAP adjustments shown above at the applicable statutory rate of 25% for the U.S. and 26.2% for Canada except for the following items:
a.The tax impact of stock compensation expense was calculated using the statutory rates above, excluding certain awards that are non-deductible.
b.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25%.
(3)Diluted shares on a GAAP basis for the thirteen and fifty-two weeks ended December 27, 2025 include the dilutive impact of 2,385 and 2,029 options and awards, respectively. Diluted shares on a GAAP basis for the fifty-two weeks ended December 28, 2024 includes the dilutive impact of 2,807 options and awards.

Per Share Impact of Adjusting Items

	Thirteen Weeks Ended December 27, 2025	Thirteen Weeks Ended December 28, 2024	Fifty-two Weeks Ended December 27, 2025	Fifty-two Weeks Ended December 28, 2024
Stock compensation expense	$0.02	$0.02	$0.07	$0.07
Restructuring and other costs	0.01	—	0.02	0.01
Litigation expense	—	0.02	0.01	0.03
Acquisition and integration expense	—	—	—	0.01
Change in fair value of contingent consideration	—	—	—	—
Refinancing charges	—	—	—	0.02
Total adjusting items	$0.02	$0.04	$0.11	$0.13
Note: Adjusting items may not tie due to rounding.
Reconciliation of Net Debt
We define Net Debt as reported gross debt less cash on hand. Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that Net Debt provides further insight and comparability into liquidity and capital structure. The following is the calculation of Net Debt:

	December 27, 2025	December 28, 2024
Revolving loans	$36,000	$62,000
Senior term loan, due 2028	636,960	645,470
Finance leases and other obligations	20,090	11,085
Gross debt	$693,050	$718,555
Less cash	27,276	44,510
Net debt	$665,774	$674,045
Reconciliation of Free Cash Flow
We calculate free cash flow as cash flows from operating activities less capital expenditures. Free cash flow is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. We believe free cash flow is an important indicator of how much cash is generated by our business operations and is a measure of incremental cash available to invest in our business and meet our debt obligations.

	Fifty-two Weeks Ended December 27, 2025	Fifty-two Weeks Ended December 28, 2024
Net cash provided by operating activities	$105,185	$183,336
Capital expenditures	(70,100)	(85,219)
Free cash flow	$35,085	$98,117
Source: Hillman Solutions Corp.
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